Exhibit 23.1

                 CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 8, 2001 relating to the consolidated financial statements of D&E Communications, Inc. and our reports dated March 8, 2001, except for Note 11, as to which the date is March 14, 2001, relating to the financial statements of D&E/Omnipoint Wireless Joint Venture, L.P., which appear in the Annual Report on Form 10-K of D&E Communications, Inc. for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
May 31, 2001





                 CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 2001 relating to the consolidated financial statements of EuroTel L.L.C., which appears in D&E Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP SpA
Rome, Italy
May 30, 2001